UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2014

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street,

London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (44) (20) 7488-8111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 19, 2014 , Mr. John Greene was appointed to serve as the next Group Chief Financial Officer of Willis Group Holdings Public Limited Company (the “Company”), effective June 2, 2014 or such earlier date as may be mutually agreed by the Company and Mr. Greene.

Mr. Greene, 48, joins the Company after more than eight years with HSBC Holdings, where he currently serves as Chief Financial Officer for their global Retail Bank and Wealth Management business. Earlier in his career with HSBC Holdings, he was chief financial officer for HSBC Insurance and chief financial officer for the Consumer & Mortgage Lending business. Prior to HSBC, he was with GE for twelve years in various roles including chief financial officer for GE Global Business Finance.

On March 19, 2014, Mr. Greene executed an employment agreement with the Company (the “Agreement”). The Agreement has an indefinite term and may be terminated (i) by either party upon 60 days’ prior written notice, (ii) immediately by the Company for Good Cause (as such term is defined in the Agreement) or (iii) immediately upon Mr. Greene’s death or disability.

Mr. Greene’s Agreement provides for him to be paid: (i) an annual base salary of $750,000, (ii) an annual incentive award with a target value of 150% of his base salary (i.e., $1,125,000), (iii) annual equity-based long-term incentive awards having a total target fair market value of $900,000 on the date of grant, with such other terms and conditions as may be established for executive officers generally, (iv) employee benefits as are provided generally to other similarly-situated executive employees, (v) reimbursement of his and his family’s relocation costs to the New York metropolitan area in the event that Mr. Greene and the Company mutually agree to relocate his principal place of employment to New York, (vi) a replacement restricted stock unit award with a fair market value of $375,000 on the date of grant, which will vest in three equal annual installments subject to Mr. Greene’s continued employment, and (vii) a transition cash award of $500,000, with the first installment of $300,000 payable on the first payroll date following Mr. Greene’s employment commencement date, and the second installment of $200,000 payable on the first payroll date in 2015, subject to Mr. Greene’s continued employment. In the event that Mr. Greene resigns without Good Reason or is terminated for Good Cause (as such terms are defined in the Agreement) prior to the second anniversary of his employment commencement date, he would be required to repay a pro rata portion of his transition cash award based on the number of days he is employed during such two year period.

In the event that Mr. Greene resigns for Good Reason or is terminated without Good Cause (as such terms are defined in the Agreement) (a “Qualifying Termination”), Mr. Greene would be entitled to the following benefits: (i) an amount equal to one and a half times the sum of his annual base salary and target annual incentive award, payable in installments over 18 months (the “Severance Payment”) if the termination occurs prior to the second anniversary of Mr. Greene’s employment commencement date; if the termination occurs on or after the second anniversary of Mr. Greene’s employment commencement date, the Severance Payment would instead be equal to one times the sum of his annual base salary and target annual incentive award and would be payable in installments over 12 months, (ii) a pro-rata portion of his annual incentive award for the year in which the termination occurs (the “Pro-Rata Annual Award”), based on actual performance for such year, payable at the same time that annual incentive awards are payable generally, (iii) payment of the transition cash award described above, to the extent unpaid, (iv) continued medical coverage at the active employee rate for Mr. Greene, his spouse and then covered dependents for up to 12 months or, in lieu of such coverage, monthly payments equal to the applicable premium rates, (v) one additional year of service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him, (vi) full service-vesting credit for the replacement restricted stock unit award, and (vii) each vested stock option held by Mr. Greene will remain exercisable until the earlier of one year following the termination date (or, if later, the post-termination expiration date specified in the option) and the normal expiration date of the stock option.

In the event of a Qualifying Termination within two years following a Change in Control (as such term is defined in the Agreement), Mr. Greene would be entitled to the severance benefits described above except that (i) the Severance Payment would be equal to two times the sum of his annual base salary and target annual incentive award and would be payable in a cash lump sum on the first business day on or after the 60th day following the termination date, (ii) the Pro-Rata Annual Award would be based on his target percentage rather than actual performance, and (iii) Mr. Greene would receive full service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him.

The Agreement also contains non-competition, non-solicitation and confidentiality provisions. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Greene and the Company will also enter into the Company’s standard form of directors’ and officers’ deed of indemnity and indemnity agreement, pursuant to which, among other things, the Company agrees to indemnify its directors and officers and advance certain expenses to the fullest extent permitted by applicable law. The foregoing description of these forms is qualified in its entirety by reference to the full text of such agreements which are incorporated herein by reference.

Michael Neborak will continue to serve as Group Chief Financial Officer of the Company through the transition period. The material terms of Mr. Neborak’s separation package will be disclosed by subsequent filing of an amendment to this current report on Form 8–K.

Item 7.01	Regulation FD.

On March 25, 2014, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 19, 2014, by and between Willis Group Holdings Public Limited Company and John Greene.

10.2	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010).

10.3	Form of Indemnification Agreement of Willis North America, Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010).

99.1	Press Release dated March 25, 2014.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014	WILLIS GROUP HOLDINGS
PUBLIC LIMITED COMPANY

	By:	/s/ Adam L. Rosman
Adam L. Rosman
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 19, 2014, by and between Willis Group Holdings Public Limited Company and John Greene.

10.2	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010).

10.3	Form of Indemnification Agreement of Willis North America, Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010).

99.1	Press Release dated March 25, 2014.